EXHIBIT 99.1

ALMONDS KISSES LIMITED

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2012 AND
FROM MARCH 1, 2011 (INCEPTION) TO AUGUST 31, 2011

ALMONDS KISSES LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2012 AND
FROM MARCH 1, 2011 (INCEPTION) TO AUGUST 31, 2011

CONTENTS	Pages

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets	1

Consolidated Statements of Income

Consolidated Statements of Operations	2

Consolidated Statements of Comprehensive Income	3

Consolidated Statements of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to the Consolidated Financial Statements	6 - 17

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF
ALMONDS KISSES LIMITED

We have audited the accompanying consolidated balance sheets of Almonds Kisses Limited (the “Company”) as of August 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, statement of changes in owners’ equity, and cash flows for the year ended August 31, 2012 and for the period from March 1, 2011 (Inception) to August 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Almonds Kisses Limited as of August 31, 2012 and 2011 and the results of its operations and its cash flows for the year ended August 31, 2012 and for the period from March 1, 2011 (Inception) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses during 2012 and 2011, and has relied on debt financings to fund their operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UNION POWER HK CPA LIMITED
UNION POWER HK CPA LIMITED
(Formerly known as H.K. Great Wall C.P.A. Ltd.)
Certified Public Accountants
Hong Kong, People Republic of China
February 25, 2013.

ALMONDS KISSES LIMITED
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	August 31, 2012	August 31, 2011
Assets

Current assets
Cash	$129,001	$10,907
Prepaid expenses	18,518	-
Total current assets	147,519	10,907

Non-current assets
Property and equipment, net	93,350	3,706
Equity-method investment	379,693	390,542
Intangible assets	974,359	1,153,876
Utility and other deposits	36,299	8,979
Total non-current assets	1,483,701	1,557,103

Total assets	$1,631,220	$1,568,010

Liabilities and stockholders' equity

Current liabilities
Assets held under capital lease	$9,615	$-
Due to stockholders	-	2,051,460
Accrued liabilities	25,937	15,983
Bank loans - current portion	919,392	-
Total current liabilities	954,944	2,067,443

Non-current liabilities
Bank loans - net of current portion	1,605,593	-
Assets held under capital lease, net of current portion	4,984	-
Total non-current liabilities	1,610,577	-

Total liabilities	2,565,521	2,067,443

Commitments and contingencies
Stockholders' equity
Common stock,
Common stock, 50,000 shares authorized with US$1.00 par value;
50,000 and 50,000 shares issued and
outstanding as of August 31, 2012 and
2011, respectively	50,000	50,000
Subscription receivable	(50,000)	(50,000)
Due from stockholders	(241,036)	-
Accumulated deficit	(579,757)	(406,272)
Accumulated other comprehensive (loss)/income	31	3
Total Almonds Kisses stockholders' equity	(820,762)	(406,269)

Non-controlling interest	(113,539)	(93,164)

Total liabilities and stockholders' equity	$1,631,220	$1,568,010

See notes to consolidated financial statements.

ALMONDS KISSES LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN US DOLLARS)

	For the year ended August 31,	For the period from March 1, 2011 (Inception) to August 31,	Predecessor September 1, 2010 to February 28, 2011
	2012	2011

Revenue	$1,705,024	$39,452	$576,337

Less: Operating expenses:
Direct cost of revenue	(1,308,729)	(25,064)	(142,812)
General and administrative expenses	(544,710)	(160,395)	(355,788)
Total operating expenses	(1,853,439)	(185,459)	(498,600)

Operating (loss)/profit	(148,415)	(146,007)	77,737

Other expense:
Interest expenses	(47,754)	-	(15,974)

(Loss)/profit before income taxes	(196,169)	(146,007)	61,763

Less: Income tax expense	-	-	(12,836)

Net (loss)/profit before allocation of non-controlling interest	$(196,169)	$(146,007)	$48,927

Net loss attributable to non-controlling interest	22,684	93,420	-

Net (loss)/profit attributable to common stockholders	$(173,485)	$(52,587)	$48,927

Loss per share
- Basic and diluted	$(3.47)	$(1.05)

Weighted average common shares outstanding
- Basic and diluted	50,000	50,000

See notes to consolidated financial statements.

ALMONDS KISSES LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(IN US DOLLARS)

	For the year ended August 31,	For the period from March 1, 2011 (Inception) to August 31,	Predecessor September 1, 2010 to February 28, 2011
	2012	2011

Net (loss)/profit	$(196,169)	$(146,007)	$48,927

Other comprehensive income
Foreign currency translation adjustment	28	3	-

Comprehensive loss	(196,141)	(146,004)	48,927

Add: Comprehensive loss attributable to non-controlling interests	22,684	93,420	-

Comprehensive (loss)/profit attributable to Almonds Kisses	$(173,457)	$(52,584)	48,927

See notes to consolidated financial statements.

ALMONDS KISSES LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(IN US DOLLARS)

	Common Stock, with US$1.00 Par Value				Accumulated Other		Non-
	Number of		Subscription	Due from	Comprehensive	Accumulated	controlling	Total
	Shares	Amount	receivable	shareholders	(loss)/income	Losses	Interest	Equity

Balance as of September 1, 2010	-	$-	$-	$-	$-	$(339,088)	$256	$(338,832)
Net loss	-	-	-	-	-	(14,597)	-	(14,597)
Balance as of February 28, 2011	-	$-	$-	$-	$-	$(353,685)	$256	$(353,429)
Issue of capital	50,000	50,000	(50,000)	-	-	-	-	-
Net loss	-	-	-	-	-	(52,587)	(93,420)	(146,007)
Foreign translation gain	-	-	-	-	3	-	-	3

Balance as of August 31, 2011	50,000	$50,000	$(50,000)	$-	$3	$(406,272)	$(93,164)	$(499,433)
Capital increased in non-controlling interest	-	-	-	-	-	-	2,309	2,309
Loans to shareholders	-	-	-	(241,036)	-	-	-	(241,036)
Net loss	-	-	-	-	-	(173,485)	(22,684)	(196,169)
Foreign translation gain	-	-	-	-	28	-	-	28

Balance as of August 31, 2012	50,000	$50,000	$(50,000)	$(241,036)	$31	$(579,757)	$(113,539)	$(934,301)

See notes to consolidated financial statements.

ALMONDS KISSES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the year ended August 31,	For the period from March 1, 2011 (Inception) to August 31,	Predecessor September 1, 2010 To February 28
	2012	2011	2011
Cash flows from operating activities:
Net (loss)/profit	$(173,485)	$(52,587)	$48,927
Add: Net loss attributable to non-controlling interest	(22,684)	(93,420)	-
	(196,169)	(146,007)	$48,927
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation of property and equipment	23,516	927	24,835
Depreciation of equity-method investment	10,849	10,849	6,328
Loss on disposal of property and equipment	872	-	-
Amortization of intangible assets	179,496	128,211	59,832

Changes in assets and liabilities:
Utility and other deposits	(27,320)	(8,979)	-
Accounts receivable	-	-	50,364
Prepaid expenses	(18,518)	-	(3,117)
Income tax payable	-	-	12,836
Accrued liabilities	9,954	15,984	(128,849)
Net cash (used in)/provided by operating activities	(17,320)	985	71,156

Cash flows from investing activities:
Cash paid for property and equipment	(94,800)	(4,633)	(80,198)
Payment of purchases of intangible assets	-	(769,270)	-
Net cash used in investing activities	(94,800)	(773,903)	(80,198)

Cash flows from financing activities:
Due to stockholders	(2,290,252)	862,833	(2,016,387)
Proceeds from bank loans	2,571,199	-	1,943,663
Repayment of bank loans	(46,085)	-	-
Proceeds from capital lease	-	-	63,856
Repayment of capital lease	(4,631)	-	-
Net cash provided by financing activities	230,231	862,833	(8,868)

Net increase/(decrease) in cash	118,111	89,915	(17,910)

Effect on change of exchange rates on cash	(17)	-	-

Cash as of the beginning of the year/period	10,907	(79,008)	(61,098)

Cash as of the end of year/period	$129,001	$10,907	$(79,008)

Supplemental disclosures of cash flow information:
Capital lease addition	$-	$19,232	$-

Cash paid during the year/period for:
Bank loan interest paid	$47,322	$-	$-
Capital lease interest	$422	$-	$-
Income tax paid	$-	$-	$-

See notes to consolidated financial statements.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1.	Description of business and organization

Nature of operations
Almonds Kisses Limited ("Almonds" or “the Company”) is a holding company and, through its subsidiaries and group company, primarily engage in providing accounting, taxation, company secretarial and consultancy services. The Company together with its subsidiaries and its equity-method investment, are collectively referred to as the “Group”.

Reorganization
The Company was incorporated on March 1, 2011 as a limited liability company in British Virgin Island. ADGS Advisory Limited (“ADGS) and its subsidiary and equity-method investment, were limited companies incorporated in Hong Kong had been wholly owned by the same group of shareholders until being acquired by Almonds pursuant to a reorganization (“Reorganization”) to prepare for the listing of the Company’s shares on a stock exchange.

Details of the Company’s subsidiary and equity-method investment which are included in these consolidated financial statements are as follows:

Subsidiary’s name	Place and date of incorporation	Percentage of ownership by the Company	Principal activities

ADGS Advisory Limited “ADGS”	Hong Kong, People's Republic of China (“PRC”) April 28, 2011	100%	Engage in providing accounting, taxation, company secretarial, and consultancy services.

ADGS Tax Advisory Limited “ADGS Tax”	Hong Kong, PRC March 17, 2003	80% (through ADGS)	Holding company

Dynamic Golden Limited “Dynamic”	Hong Kong, PRC April 16, 2004	30% (through ADGS Tax)	Property holding company

The Company also operates branches in Shenzhen, PRC and Bangkok, Thailand. The branches are set up to attract potential clients to go to Hong Kong and establish companies. A full range of services could be provided to these clients.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies

Basis of presentation

The accompanying audited consolidated financial statements and related notes have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP). The preparation of the consolidated financial statements in accordance with US GAAP requires management of the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, realizable values for inventories. Actual results could differ from those estimates.

The consolidated financial statements include all accounts of the Company and its subsidiary as disclosed in note 1.  All material inter-company balances and transactions have been eliminated.

As both the Company and its subsidiaries, ADGS and ADGS Tax are under common control, the financial statements of the Company have been presented as if the receipt of assets and liabilities of the subsidiaries at their net carrying amount been entered into as of March 1, 2011 in accordance with ASC 805-50-15-6. Accordingly, financial information related to periods prior to the assets and liabilities are that of the Company’s operating subsidiaries.

The accompanying financial statements are presented on a going concern basis. At August 31, 2012, the Company had a working capital deficit of $807,425 and net liabilities of $934,301. The Company generated a net loss of $196,169 and $146,007 during the years ended August 31, 2012 and for the period from March 1, 2011 (Inception) to August 31, 2011, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's independent registered public accounting firm's report on the financial statements as of and for the year ended August 31, 2012, contained an explanatory paragraph regarding the Company's ability to continue as a going concern. Management plans to continue its efforts to raise funds through debt or equity in the near future to sustain its operations.

Foreign currency translation

The Group uses United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiary within the Company maintain its books and records in their respective functional currency, Hong Kong dollars (“HK$”), being the lawful currency in Hong Kong, respectively. Assets and liabilities of the subsidiary are translated from H.K. Dollars into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of income and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income included in the stockholders’ equity section of the balance sheets. The exchange rates used to translate amounts in HKD into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	2012	2011

Balance sheet items, except for equity accounts	HK$7.8000=$1	HK$7.7998=$1

Items in statements of income and cash flows	HK$7.7996=$1	HK$7.7996=$1

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (…/Cont’d)

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the related services are provided and cash is received, the price is fixed or determinable and collectability is reasonably assured. The Group generates its revenues from providing professional services under fixed-fee billing arrangements.

In fixed-fee billing arrangements, the Group agrees to a pre-established fee in exchange for a pre-determined set of professional services. Generally, the client agrees to pay a fixed-fee every month over the specified contract term. These contracts are for varying periods and generally permit the client to cancel the contract before the end of the term.

Direct cost of revenue

Direct cost of revenues consists primarily of billable employee compensation and related payroll benefits, the cost of consultants assigned to revenue generating activities and direct expenses billable to clients. Direct cost of revenues does not include an allocation of overhead costs.

Cash

Cash represents cash in banks and cash on hand.

The Group considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Substantially all of the cash deposits of the Group are held with financial institutions located in the Hong Kong, PRC. Management believes these financial institutions are of high credit quality. The group held no cash equivalents at August 31, 2012 and 2011.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value.

The estimated useful lives of the assets are as follows:

Estimated Life
Leasehold improvement	5 years
Furniture and fixtures	5 years
Office equipment	5 years
Motor vehicles	5 years

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (…/Cont’d)

Equity-method investment

Affiliated companies, in which the Company has significant influence, but not control, are accounted for equity-method investment. Equity-method investment adjustments include the Company’s proportionate share of investee income or loss, gains or losses resulting from investee capital transactions, adjustments to recognize certain differences between the Company’s carrying value and the Company’s equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. Gain or losses are realized when such investments are sold.

Non-controlling interest

Non-controlling interests represents the 20% interest in ADGS Tax not owned by Almonds.

Purchased intangible assets and goodwill

The Group assesses the useful lives and possible impairment of existing recognized intangible assets when an event occurs that may trigger such a review.  Factors considered important which could trigger a review include:

- significant underperformance relative to historical or projected future operating results;
- significant changes in the manner of use of the acquired assets or the strategy for our overall business;
- identification of other impaired assets within a reporting unit;
- disposition of a significant portion of an operating segment;
- significant negative industry or economic trends;

The intangible assets are amortized using the straight line method over a period of 10 years.

Assets under capital lease

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease.  The interest element of the finance cost is charged to the statement of comprehensive income over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Depreciation expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Comprehensive income

Comprehensive income includes net income and also considers the effect of other changes to stockholders' equity that are not included in the determination of net income, but rather are reported as a separate component of stockholders' equity.  The Group reports foreign currency translation adjustments and unrealized gains and losses on investments (those which are considered temporary) as components of comprehensive income.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (…/Cont’d)

Earnings per share

Basic earnings per share is computed on the basis of the weighted-average number of shares of the Company’s common stock outstanding during the fiscal years. Diluted earnings per share is computed on the basis of the weighted-average number of shares of the common stock plus any effect of dilutive potential common shares outstanding during the period using the if-converted method.

Income taxes

The Group accounts for income taxes under FASB ASC Topic 740 "Income Taxes". Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Group records uncertain tax positions when it is more likely than not that the tax positions will not be sustained.

The Group recognizes interest and penalty related to income tax matters as income tax expense. As of August 31, 2012 and August 31, 2011, there was no penalty or interest recognized as income tax expenses.

Employee benefits

i)
Salaries, wages, annual bonuses, paid annual leave and staff welfare are accrued in the year in which the associated services are rendered by employees of the Group. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

ii)
Contributions to appropriate local contribution retirement schemes pursuant to the relevant labor rules and regulations in Hong Kong which are charged to the cost of sales and general and administrative expenses in the statement of operation as and when the related employee service is provided. The Group incurred $13,300 and $Nil for the year ended August 31, 2012 and period from March 1, 2011 (Inception) to August 31, 2011, respectively.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (…/Cont’d)

Fair value measurements

FASB ASC Topic 820, “Fair Value Measurement and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date.  In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability.  These inputs are further defined as observable and unobservable inputs.  Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Group.  Unobservable inputs reflect the Group’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 -
Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Group has the ability to access. Valuation adjustments and block discounts are not being applied.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 -
Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 -	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Group’s financial instruments consist principally of cash, accounts receivable, accounts payable, bank loans, and accrued liabilities. None of which are held for trading purposes. Pursuant to ASC 820, the fair value of the Group's cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Group believes that the carrying amounts of all of the Group's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

3.	CASH

Cash represents cash in bank and cash on hand. Cash as of August 31, 2012 and 2011 consists of the following:

	August 31,	August 31,
	2012	2011

Bank balances and cash	$129,001	$10,907

All cash was kept in Hong Kong, PRC.  In Hong Kong, there is currently no rule or regulations mandating on obligatory insurance of bank account.  Management believes these financial institutions are of high credit quality.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

4.	DUE FROM STOCKHOLDERS

The amounts due from shareholders are interest free, unsecured and repayable on demand.

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	August 31,	August 31,
	2012	2011

Leasehold improvement	$78,251	$1,090
Furniture and fixtures	4,560	3,543
Office equipment	6,730	-
Motor vehicle	28,034	-
	117,575	4,633
Less: Accumulated depreciation	(24,225)	(927)
	$93,350	$3,706

Depreciation expense for the year ended August 31, 2012 and period ended from March 1, 2011 (Inception) to August 31, 2011 amounted to $23,516 and $927 respectively.

Included in motor vehicle of the Group, the net carrying amount of $22,427 (2011: $Nil) is under capital lease with the related depreciation charge for the year ended August 31, 2012 of $5,607 and period ended March 1, 2011 (Inception) to August 31, 2011 of $Nil.

6.	ASSETS HELD UNDER CAPITAL LEASES

The Group leases a motor vehicle that is classified as capital lease. The cost of the motor vehicle under capital leases is included in the Balance Sheets as property and equipment and was $28,034 at August 31, 2012. Amortization of assets under capital leases is included in depreciation expense.  The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of August 31, 2012, are as follows:

Amount
Year ending August 31,
2013	$10,106
2014	5,053
Thereafter	-
Total minimum lease payment	$15,159
Less: Imputed interest	(560)
Present value of net minimum lease payments	$14,599
Less: Current maturities of capital leases obligations	(9,615)
Long-term capital leases obligations	$4,984

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

7.	INTANGIBLE ASSET

Intangible assets consist of customer lists purchased from three unrelated parties pursuant to the agreements dated June 21, 2005 and April 28, 2011.

The intangible assets are amortized using the straight line method over a period of 10 years.  Amortization expenses for the year ended August 31, 2012 is $179,496 and for the period from March 1, 2011 (Inception) to August 31, 2011 is $128,211.

8.	INCOME TAXES EXPENSES

The entities within the Group file separate tax returns in the respective tax jurisdictions that they operate.

The Company is domiciled in the British Virgin Islands, the law of which does not require the company to pay any income taxes or other taxes based on income, business activity or assets.

The Company's subsidiary, ADGS is domiciled in Hong Kong and subject to statutory profits tax of 16.5% if it incurred revenue and profits in Hong Kong.

No provision for Hong Kong profits tax has been made as ADGS sustained tax losses for the year/period ended August 31, 2012 and 2011.

The Company's income tax for the years ended August 31, 2012 and for the period from March 1, 2011 (Inception) to August 31, 2011 can be reconciled to the income before income tax expenses in the statement of operations as follows:

	For the year ended August 31, 2012	For the period from March 1, 2011 to August 31, 2011

Losses before tax	$(196,169)	$(146,007)

Expected Hong Kong income tax expense
at statutory tax rate of 16.5%	$-	$-
Actual income tax expense	$-	$-

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

8.	INCOME TAXES EXPENSES (…../Cont’d)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	For the year ended August 31, 2012	For the period from March 1, 2011 to August 31, 2011

Deferred tax asset:
Unrecognized tax losses	$26,111	$3,348

Deferred tax liability:
Difference between book and tax depreciation	$7,081	$336

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Other major temporary differences that give rise to the deferred tax assets and liabilities are net operating losses carry forwards. As the amounts are immaterial for the year ended August 31, 2012 and for the period from March 1, 2011 to August 31, 2011, no deferred tax asset has been provided in the accounts.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

9.	BANK LOANS

The details of the short term bank loans outstanding as of August 31, 2012 are as follows:

Name of bank	Outstanding loan amount	Current annualized interest rate	Nature of loans	Term of loans	Collateral

Shanghai Commercial Bank ("SCB")	US$1,037,480 (HK$8,092,342)	SCB annual rate of 3%	Term loan	January 30, 2012 to December 31, 2035	Property and personal guarantee from related party and third party

Shanghai Commercial Bank ("SCB")	US$252,781 (HK$1,971,696)	SCB annual rate of 6.25%	Term loan	July 9, 2012 to July 9, 2017	Property and personal guarantee from related party and third party

Shanghai Commercial Bank ("SCB")	US$251,184 (HK$1,959,236)	SCB annual rate of 3.5%	Term loan	January 30, 2012 to January 30, 2032	Property and personal guarantee from related party and third party

Shanghai Commercial Bank ("SCB")	US$769,231 (HK$6,000,000)	SCB annual rate of 0.75% over prime or annual rate of 2% over the overnight HIBOR, whichever is higher	Revolving loan		Property and personal guarantee from related party and third party

Hang Seng Bank ("HSB")	US$173,748 (HK$1,355,232)	HSB monthly rate of 0.38%	Term loan	June 27, 2012 to June 26, 2017	Property and personal guarantee from related party and third party

Hitachi Capital (HK) Ltd("HC")	US$40,561 (HK$316,372)	HC annual rate of 6.98%	Term loan	June 29, 2012 to November 25, 2013	Personal guarantee from related party

$ 2,524,985

Interest expenses for the year ended August 31, 2012 and period from March 1, 2011 (Inception) to August 31, 2011 amounted to $47,754 and $Nil respectively.

Bank loans repayment schedule is as follows:

	August 31, 2012	August 31, 2011
Year ending August 31,
2013	$919,392	$-
2014	138,580	-
2015	117,104	-
2016	122,778	-
2017	108,410	-
Thereafter	1,118,721	-
	$2,524,985	$-

The bank loans as outlined in the aforementioned tables are secured by the directors' and third parties' properties and personal guarantees. The proceeds of the loans were used to finance the working capital of the Group.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

10.	CONCENTRATIONS OF RISK

The Group's credit risk is somewhat limited due to a relatively large customer base. During the year/period ended August 31, 2012 and 2011, the Group had no customer which accounted for 10% or more of total revenue.

11.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies

(a)
In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the normal course of businesses that relate to a wide range of matters. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, evidence and the specifics of each matter. As management has not become aware of any liability claims arising from any incident over the year, the Group has not recognized a liability claims, no contingent liability has been recorded as of August 31, 2012 and 2011.

(b)
Rental expense amounted to $134,199 (HK$1,046,699) for the year ended August 31, 2012. The total future minimum lease payments under non-cancellable operating leases with respect to premises as of August 31, 2012 are payable as follows:

Year Ended August 31,	Rental
2013	$122,063
2014	112,883
2015	84,662
2016	-
2017	-
Over five years	-
$319,608

Economic and political risks

(c)
The major operations of the Group are conducted in Hong Kong, the PRC.  Accordingly, the political, economic, and legal environments in Hong Kong, the PRC, as well as the general state of Hong Kong's economy may influence the business, financial condition, and results of operations of the Company.

Among other risks, the Group's operations are subject to the risks of restrictions on: changing taxation policies; and political conditions and governmental regulations.

ALMONDS KISSES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

12.	SUBSEQUENT EVENTS

In January 2013, the Group acquired 100% shareholding of Vantage Advisory Limited, a Hong Kong incorporated limited company, for purchase consideration of about US$645 (HK$5,000). Vantage Advisory Limited is one of the nine firms in Hong Kong which has appointed as Joint and Several Provisional Liquidators under Panel ‘T’ by Official Receiver’s Officer under the Government of Hong Kong Special Administrative Region.